SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 24, 2009
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

1775 Sherman Street, Suite 3000, Denver, CO  80203
Address of Principal Executive Offices

303-860-5800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2009 Steven R. Williams informed the Company that he would not stand for reelection to the Board of Directors at the 2009 Annual Shareholders meeting. Mr. Williams believes it is best practice for the prior CEO to leave the Board of Directors after a transition period. Mr. Williams noted that he was pleased with the CEO transition process.

 The transition process began when Mr. Williams announced his intention to retire as CEO in July 2007. In June 2008 Mr. Williams retired as CEO and Mr. McCullough, CFO of the Company at that time, assumed the title of CEO.  In November 2008, Mr. Williams further resigned his duties as Chairman of the Board. Mr. Williams now will be leaving the Board of Directors as a member.  The size of the Board will be reduced from nine members to eight members as of the date of the 2009 Annual Meeting of Shareholders until such time, if any, which the Board chooses to expand the size of the Board and a new director, is appointed by the Board or elected by the shareholders the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	April 24, 2009

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chairman and CEO